CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: October 24, 2008
(date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D	84-1062062
(Commission File Number)	(IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On October 24, 2008, the Company authorized the delivery to Richard D. Surber of Five Hundred Million (500,000,000) restricted shares of the Corporation’s Common Stock.  The issuance represents the conversion of 50,000 shares of Series A Preferred Stock held by Mr. Surber.

On October 24, 2008, the Company approved the conversion of Series C Preferred Stock by four employees of the Company into 117,000,000 shares of common stock, all of the C shares had been held for a period in excess of six months.

Upon completion of the issuance of these shares the total number of issued and outstanding shares of common stock of the Company is 722,539,532.

ITEM 9.01	Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 27th day of October, 2008.

Nexia Holdings, Inc.

/s/ Richard Surber

Richard Surber, President